UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2020
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust St. Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
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[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Title of each class	Trading Symbol(s)	Name of each exchange on which registered

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020, the Federal Home Loan Bank of Des Moines (the “Bank”) provided a notice of termination of employment without cause to Daniel D. Clute, the Bank’s current Executive Vice President and Chief Business Officer (“CBO”), and Sunil U. Mohandas, the Bank’s current Chief Risk and Compliance Officer (“CRCO”). The effective date of separation from the Bank for Messrs. Clute and Mohandas is August 31, 2020. Messrs. Clute and Mohandas are expected to receive the applicable severance benefits provided in their employment agreements with the Bank, effective November 10, 2014 and January 1, 2018, respectively, as previously disclosed in the Bank’s current reports on Form 8-K, filed November 12, 2014 and January 19, 2018, respectively, which descriptions are incorporated herein by reference.

In connection with the departure of Mr. Clute, effective August 3, 2020, the Bank has appointed Mr. William W. Osborn, age 55, as its Chief Business Officer. Mr. Osborn currently serves as Senior Vice President and Chief Financial Officer of the Federal Home Loan Bank of Topeka (“FHLB Topeka”), a position he has held since 2010. Mr. Osborn joined FHLB Topeka in 2006 as Director of Product Profitability and Pricing, and was promoted to Director of Banking Strategies in 2008. Prior to Joining the FHLB Topeka, Mr. Osborn served as Director of Profitability and Performance Measurement at Bank of the West in Omaha, NE from 2001 to 2006. Mr. Osborn’s prior experience also includes positions of Investment Portfolio Manager at ASBC Investment Corp., and Portfolio Manager at ALM First Financial Advisors. In his role as the Bank’s CBO, Mr. Osborn will oversee business activities and departments involving member relations, funding and mortgage products, marketing communications, and the Bank’s Affordable Housing Program.

As the Bank’s CBO, Mr. Osborn will be paid an annual base salary of $425,000 and will be eligible to earn incentive awards under the Bank’s executive incentive plan. Mr. Osborn’s maximum potential incentive award will be 80 percent of his base salary. In addition, the Bank will pay Mr. Osborn a hiring bonus of $50,000, payable on his first payroll date, and an additional $50,000 on the first payroll date following completion of his first year employed with the Bank. Further, he will be eligible to receive the Bank’s standard executive relocation benefits up to a maximum of $250,000.

In connection with the departure of Mr. Mohandas, effective July 8, 2020, the Bank has appointed Mr. George H. Collins, age 60, as its Chief Risk and Compliance Officer. Mr. Collins served as Executive Vice President and Chief Risk Officer at the Federal Home Loan Bank of Boston (“FHLB Boston”) from 2015 to his retirement at the end of 2019. Mr. Collins also served as the FHLB Boston’s Chief Compliance Officer. Mr. Collins previously served as Senior Vice President and Chief Risk Officer of FHLB Boston since November 2006, and as Director of Market Risk Management from 2005 to 2006. Mr. Collins joined the FHLB Boston in July 2000 as Vice President and Assistant Treasurer. Prior to Joining the FHLB Boston, Mr. Collins served as Vice President, Strategic Planning and Marketing at the Federal Home Loan Bank of Pittsburgh from 1997 to 2000, and as Treasurer/Vice President, Financial Analysis at First Federal Savings & Loan Association in Rochester, NY from 1984 to 1997. In his role as the Bank’s CRCO, Mr. Collins will oversee the Bank’s enterprise risk management and compliance departments.

As the Bank’s CRCO, Mr. Collins will be paid an annual base salary of $400,000 and will be eligible to earn incentive awards under the Bank’s executive incentive plan. Mr. Collins’ maximum potential incentive award will be 80 percent of his base salary. In addition, the Bank will pay Mr. Collins a hiring bonus of $50,000, payable on his first payroll date, and an additional $50,000 on the first payroll date following completion of his first year employed with the Bank. Further, he will be eligible to receive the Bank’s standard executive relocation benefits up to a maximum of $250,000.

Neither Mr. Osborn nor Mr. Collins has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between either Mr. Osborn or Mr. Collins and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Mr. Osborn or Mr. Collins and any other person pursuant to which they were appointed to their respective roles at the Bank.

Item 7.01 Regulation FD Disclosure.

On July 1, 2020, the Bank issued a news release announcing the appointments of Messrs. Osborn and Collins to their respective roles at the Bank. A copy of the news release is furnished with this report as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1         News Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

July 1, 2020	By:	/s/ Kristina K. Williams

Name: Kristina K. Williams
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	News Release